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                                                                  Exhibit 99.1

[SOLUTIA logo]                                             News

                                                SOLUTIA INC.
                                                575 Maryville Centre Drive
                                                St. Louis, Missouri 63141

                                                P.O. Box 66760
                                                St. Louis, Missouri 63166-6760

FOR IMMEDIATE RELEASE
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                                        MEDIA: Dan Jenkins (314) 674-8552
                                        INVESTORS: Tim Spihlman (314) 674-5206


                   SOLUTIA COMPLETES EXTENSION AND UPSIZING
                       OF DEBTOR-IN-POSSESSION FINANCING
                           AT REDUCED INTEREST RATE

ST. LOUIS - JANUARY 25, 2007 -- Solutia Inc. (OTCBB: SOLUQ), a leading manufacturer and provider of interlayers for laminated glass, aftermarket window films, specialty chemicals and an integrated family of nylon products, today announced it has successfully completed the extension and upsizing of its debtor-in-possession (DIP) credit facility at a reduced interest rate. Solutia's $1.225 billion amended DIP credit facility matures March 31, 2008. This represents a $400 million increase and a one-year extension over Solutia's prior DIP financing.

         The interest rate for the $975 million term loan portion of the DIP credit facility is LIBOR plus 300 basis points, a 50 basis point reduction from the rate on the previous $650 million of term loans. The interest rate for the $250 million revolver portion of the DIP credit facility is unchanged from the rate of LIBOR plus 225 basis points that applied to the previous $175 million revolver.


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         The increased availability under the DIP financing provides Solutia with further liquidity for operations and the ability to fund mandatory pension payments that come due in 2007. Up to $150 million of the increased availability will be used to facilitate the purchase of Akzo Nobel's stake in its 50%/50% rubber chemicals joint venture with Solutia, known as Flexsys. The DIP credit facility can be repaid by Solutia at any time without prepayment penalties. Citigroup acted as lead arranger in the successful syndication of the financing.

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FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "may," "will," "intends," "plans," "estimates" or "anticipates," or other comparable terminology, or by discussions of strategy, plans or intentions. These statements are based on management's current expectations and assumptions about the industries in which Solutia operates. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Solutia's most recent Annual Report on Form 10-K, under "Cautionary Statement About Forward Looking Statements," Solutia's quarterly reports on Form 10-Q, and in filings with the U.S. Bankruptcy Court in connection with the Chapter 11 case of Solutia Inc. and 14 of its U.S. subsidiaries. These reports can be accessed through the "Investors" section of Solutia's website at www.solutia.com. The bankruptcy court filings can be accessed by visiting www.trumbullgroup.com. Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

CORPORATE PROFILE

         Solutia (http://www.Solutia.com) uses world-class skills in applied chemistry to create value-added solutions for customers, whose products improve the lives of consumers every day. Solutia is a world leader in performance films for laminated safety glass and after-market applications; specialties such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluid and an integrated family of nylon products including high-performance polymers and fibers.

Solutia ... Solutions for a Better Life.

SOURCE: SOLUTIA INC.

ST. LOUIS

1/25/07

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